UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

BioMarin Pharmaceutical Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26727		68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

770 Lindaro Street	San Rafael	California	94901
(Address of Principal Executive Offices)			(Zip Code)
(415) 505-6700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry Into a Material Definitive Agreement.

On February 8, 2022, BioMarin Pharmaceutical Inc., a Delaware corporation (BioMarin), and BioMarin International Ltd., a private limited liability company registered in Ireland and wholly owned subsidiary of BioMarin (together with BioMarin, the Company), entered into a definitive agreement (the Asset Purchase Agreement) to sell a Rare Pediatric Disease Priority Review Voucher (PRV) for a lump sum payment of $110,000,000. The Company received the PRV under a United States Food and Drug Administration (FDA) program intended to encourage the development of treatments for rare pediatric diseases. BioMarin was awarded the PRV in November 2021 when the FDA granted accelerated approval to VOXZOGO™ (vosoritide) for injection, indicated to increase linear growth in pediatric patients with achondroplasia five years of age and older with open epiphyses (growth plates).

The transactions contemplated by the Asset Purchase Agreement remain subject to customary closing conditions, including the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Agreement contains customary representations, warranties and covenants.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2022.

Item 7.01 Regulation FD Disclosure.

On February 9, 2022, the Company issued a press release pursuant to which it announced that it had entered into the Asset Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto. The press release is not incorporated by reference in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated February 9, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements about the closing of the transactions contemplated by the Asset Purchase Agreement and the Company’s receipt of the payment for the PRV. These forward-looking statements are predictions and involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to anti-trust review of the Asset Purchase Agreement and those factors detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission (SEC) filings and reports (Commission File No. 000-26727), including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on October 29, 2021, and future filings and reports by the Company. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: February 14, 2022	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, General Counsel